Tableau Announces First Quarter 2014 Financial Results

SEATTLE, Wash. – May 5, 2014 - Tableau Software (NYSE: DATA) today reported results for its first quarter ended March 31, 2014.

•	Total revenues were $74.6 million, up 86% year over year.

•	License revenues were $48.4 million, up 83% year over year.

•	Diluted GAAP loss per share was $0.09; diluted non-GAAP loss per share was $0.01.

"Tableau delivered a strong first quarter with over 80% revenue growth," said Christian Chabot, CEO and President.  "We added over 1,800 new customer accounts, and continued to see adoption expand within our existing customers."

Financial Highlights for the First Quarter Ended March 31, 2014
Total revenues for the first quarter of 2014 were $74.6 million, representing an 86% increase from the first quarter of 2013. License revenues were $48.4 million, representing an 83% increase from the first quarter of 2013.
GAAP operating loss for the first quarter of 2014 was $1.9 million, compared to a GAAP operating loss of $5.7 million for the first quarter of 2013. GAAP net loss for the first quarter of 2014 was $5.6 million, or $0.09 per diluted common share, compared to a GAAP net loss of $4.0 million, or $0.12 per diluted common share for the first quarter of 2013.
Non-GAAP operating income, which excludes stock-based compensation, was $6.1 million for the first quarter of 2014, compared to a non-GAAP operating loss of $3.2 million for the first quarter of 2013. Non-GAAP net loss was $0.4 million for the first quarter of 2014, or $0.01 per diluted common share, compared to non-GAAP net loss of $1.8 million, or $0.05 per diluted common share for the first quarter of 2013.

Recent Business Highlights
In addition to growing revenues, Tableau achieved other notable business milestones:

•	Recognized as a “Leader” by Gartner in its 2014 Magic Quadrant for Business Intelligence and Analytics Platforms report.

•	Closed 120 sales greater than $100,000 and added over 1,800 new customer accounts in the first quarter of 2014.

•	Exceeded over 1,000 cumulative customer accounts using Tableau Online for analytics in the cloud.

•	Announced strategic technology alliance with Splunk to leverage the power of visual analytics and real-time machine data.

•	Hired Henrick Jorgensen as Country Manager for Germany, Switzerland and Austria.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss Tableau’s first quarter of 2014 financial results and the outlook for the second quarter of 2014 and full year 2014. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau’s website at http://investors.tableausoftware.com. The live call can be accessed by dialing (855) 592-5013 (U.S.) or (678) 224-7834 (outside the U.S.) and referencing passcode: 30785035. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the

U.S.), and referencing passcode: 30785035.

About Tableau
Tableau Software (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 19,000 customer accounts get rapid results with Tableau in the office and on-the-go. And tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableausoftware.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the company’s growth momentum and the company’s expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau’s ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau’s ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau’s Annual Report on Form 10-K filed on February 27, 2014, and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP operating income (loss) is calculated by deducting stock-based compensation expense from operating income (loss). Non-GAAP net income (loss) is calculated by deducting stock-based compensation expense, net of tax, from net income (loss). Non-GAAP earnings (loss) per diluted common share is calculated by dividing non-GAAP net income (loss) by weighted average diluted shares outstanding. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau’s business.

Investor Contact:
Carolyn Bass or Jacob Moelter
Market Street Partners
415-445-3232 or 415-445-3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Senior PR Manager
206.633.3400 x5648
djarman@tableausoftware.com

Tableau Software, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
License	$48,445	$26,426
Maintenance and services	26,106	13,592
Total revenues	74,551	40,018
Cost of revenues
License	164	176
Maintenance and services	7,029	3,374
Total cost of revenues (1)	7,193	3,550
Gross profit	67,358	36,468
Operating expenses
Sales and marketing (1)	39,321	23,673
Research and development (1)	22,174	12,941
General and administrative (1)	7,757	5,601
Total operating expenses	69,252	42,215
Operating loss	(1,894)	(5,747)
Other expense, net	(207)	(53)
Loss before income tax expense (benefit)	(2,101)	(5,800)
Income tax expense (benefit)	3,528	(1,765)
Net loss	$(5,629)	$(4,035)

Net loss per share attributable to common stockholders:
Basic	$(0.09)	$(0.12)
Diluted	$(0.09)	$(0.12)

Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	63,444	34,833
Diluted	63,444	34,833

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Cost of revenues	$339	$73
Sales and marketing	3,159	819
Research and development	3,404	1,035
General and administrative	1,061	572

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$616,508	$252,674
Accounts receivable, net	50,513	61,158
Prepaid expenses and other current assets	7,118	7,180
Income taxes receivable	2,069	2,033
Deferred income taxes	8,860	9,136
Total current assets	685,068	332,181
Property and equipment, net	22,667	21,338
Deferred income taxes	813	589
Deposits and other assets	812	819
Total assets	$709,360	$354,927
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,056	$2,178
Accrued liabilities and other current liabilities	10,081	8,456
Accrued compensation and employee related benefits	19,253	27,187
Income taxes payable	109	178
Deferred revenue	69,910	66,290
Total current liabilities	103,409	104,289
Deferred revenue	3,622	3,264
Other long-term liabilities	2,478	2,714
Total liabilities	109,509	110,267
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	600,211	239,406
Accumulated other comprehensive loss	(56)	(71)
Retained earnings (accumulated deficit)	(311)	5,318
Total stockholders’ equity	599,851	244,660
Total liabilities and stockholders’ equity	$709,360	$354,927

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(5,629)	$(4,035)
Adjustment to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	2,520	1,342
Provision for doubtful accounts	—	18
Stock-based compensation expense	7,963	2,499
Excess tax benefit from stock-based compensation	(3,329)	(43)
Deferred income taxes	3,381	64
Changes in operating assets and liabilities
Accounts receivable	10,655	2,590
Prepaid expenses, deposits and other assets	92	(547)
Income taxes receivable	(36)	(2,536)
Deferred revenue	3,953	5,561
Accounts payable and accrued liabilities	(5,172)	(748)
Income taxes payable	(72)	40
Net cash provided by operating activities	14,326	4,205
Investing activities
Purchase of property and equipment	(3,708)	(3,038)
Net cash used in investing activities	(3,708)	(3,038)
Financing activities
Proceeds from public offering, net of underwriters discount and offering costs	344,386	—
Proceeds from exercise of stock options	5,477	1,052
Deferred initial public offering costs	—	(1,050)
Excess tax benefit from stock-based compensation	3,329	43
Net cash provided by financing activities	353,192	45
Effect of exchange rate changes on cash and cash equivalents	24	(34)
Net increase in cash and cash equivalents	363,834	1,178
Cash and cash equivalents
Beginning of period	252,674	39,302
End of period	$616,508	$40,480

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
Reconciliation of operating loss to non-GAAP operating income (loss):	2014	2013
Operating loss	$(1,894)	$(5,747)
Excluding: Stock-based compensation expense	7,963	2,499
Non-GAAP operating income (loss)	$6,069	$(3,248)
Reconciliation of net loss to non-GAAP net loss:
Net loss	$(5,629)	$(4,035)
Excluding: Stock-based compensation expense, net of tax	5,278	2,227
Non-GAAP net loss	$(351)	$(1,808)

Non-GAAP net loss per share attributable to common stockholders:
Basic	$(0.01)	$(0.05)
Diluted	$(0.01)	$(0.05)

Weighted average shares used to compute non-GAAP net loss per share attributable to common stockholders:
Basic	63,444	34,833
Diluted	63,444	34,833